Confidentiality Agreement

Party A: Pansoft (Jinan) Company Ltd.

Phone: 0531-88871161 Fax: 0531-88871164 Post code: 250101

Address: Floor 3, Qilu Software Park Building, High & New Tech Area, Jinan City Shandong

Party B (employee):_______

Certificate (ID or passport) No.________

Certificate Issuing Authority:_________

Phone:_______ Post code:_____

Address:_______________

Whereas:

1. Party A and Party B sign the *Labor Contract* on____year____month___day:

2. Party B performs duties in Party A, the information he acquired or will acquire will become business secret of Party A and Party B's achievements may become new business secrets of Party A; in order to make clear Party B's secret-keeping obligation, this confidential agreement is hereby formulated on the basis of equity, wiliness, fairness and honesty;

3. Party B has read and been familiar with *Business Secret Management System* of Party A and relevant confidential regulation;

4. Prior to signing this Agreement, both parties should make that they have read its contents and been fully aware of legal meaning of each clause.

In accordance with PRC law and relevant regulations and on the basis of willingness and equity, Party A and Party B have agreed on the following clauses for Party B to keep business secret of Party A. Such clauses are an inalienable part of the Labor Contract and provide a basis for both parties to strictly and voluntarily abide by.

Clause I Meaning and Scope of Business Secret

Definition of business secret in this agreement is in conformity with regulations in *Anti-unfair Competition law*: "business secrets refer to practical technological and operational information unfamiliar to the general public, which can bring economic benefits to its owner and confidential measures have been taken by its owners on it." Confirmed by both parties, during the period when party B performs duties, business secrets that party B has known or will know include but not limited to:

I Technology Information

Include but not limited to: biding, contract, program, demand report, overall design manual, detailed design manual, data structure manual, source program, test program, pilot program, promotion program, acceptance report, encryption method, technical data, test data and so on.

II Operation Information

1) Decision-making document, data and information of the company;
2) Development plan of the company, such as middle and long-term development plan and technology guideline;
3) Assets-operation document, data and information of the company;
4) Financial document, data and information of the company;
5) Sales data of the company, include but not limited to customers' list, customers' file, sales channel, price strategy, marketing strategy and product combination;
6) Various contract and protocol of the company;
7) Business negotiation strategy;
8) Compensation system of the company and employees' compensation;
9) Personnel file and personnel adjustment decisions of the company;
10) Internal training data of the company;
11) Administrative decisions having negative impact on the company (including administrative penalty);

12) Various access password, such as inside forum, various server, Email and electronic equipment;

13) Document, data and information confirmed as business secrets by other companies.

III Business Secrets of the third Party

In accordance with law and relevant contract and agreement, the company is responsible for keep confidential business secrets of the third party.

IV Business secrets needing special emphasis:

V Personal information of party B that may have big impact on the normal operation of party A, such as personal income of party B, family and health

VI Forms of the said defined business secrets (business secrets relevant to personal information) include but not limited to orally or various medium-recorded information and data, such as paper, CD, disk, audio, video, Email, photos and pictures.

Clause II Confirmation and Utility of Party B's Achievements

1. Post Achievements

During the period when party B performs duties in party A, party B's creation, patent, technology innovation, technique secret, works and other business secret by using material and technology, business information, training of party A shall be deemed as post achievements, the relevant intellectual property rights belong to party A. Party A may fully and freely utilize such post achievements within its business scope to apply for rights protection, production or transfer it to the third party. Party B should provide all necessary information and take all necessary action in line with party A's requirements, including application, registration, coordinating party A to acquire and utilize relevant intellectual property rights.

2. Other Post Achievements

1) During the period when party B performs duties in party A, with regard to party B's creation, patent, technology innovation, technique secret, works and other

business secret, when party B wants to enjoy the intellectual property rights, it should submit written application to party A. After party A's check, when it is actually not post achievement, party B owns the intellectual property rights. Without party A's explicit permission, party B should not utilize these achievements in production and operation, nor transfer it to the third party.

2) Within one year after party B left party A, patent and technical results of party B closely related to party A's business should be deemed as post achievements.

3) When party B has submitted written application, if there is discrepancy, both parties should consult; if it can't be settled, the party in question may sue.

Clause III Confidential Obligation of Party B

1. Confidential Obligation of Party B in post

Besides performing duty, Party B is committed to the following confidential obligations:

1) During post, Party B should observe party A's written, unwritten or customary confidential regulations and rules and perform confidential obligations in parallel with its post.

2) Without party A's permission, party B should not let any third party(including other members of party A that should not know in accordance with Confidential Agreement) know technological information or other business secrets of party A or others that party A is committed to confidential obligation through tipping, announcement, notice, publication, teaching, transference or any other means;

3) When party A's confidential regulations or rules have no stipulation or unclear stipulation, party B should take all necessary and logical measures to keep technological information or other business secrets coming to its knowledge during post belonging to Party A or the third party that party A is committed to confidential obligation on the basis of carefulness and honesty.

4) During performing duty in party A, party B is committed to not using technological information or other business secrets belonging to others, nor performing any action that may infringe others' intellectual property rights. If party A

receives infringement or other charges due to party B's breaching of commitment, party B is willing to bear all proceeding expenses imposed on party A.

5) During performing duty in party A, without party A's permission, party B is committed to not performing any duty (including but not limited to shareholder, partner, director, supervisor, manager, clerk, agent, adviser) in any unit (including but not limited to other enterprise and public institutions, social groups) engaging in producing or operating the same type of products or providing similar service, nor operating similar products or services itself, nor providing consultation or advice for others engaging in similar operation:

6) All documents, data, diagram, notes, reports, letters, fax, tape, disk, instruments and other forms of medium recorded secret information of party A at party B's disposal for work's convenience should belong to party A; if secret information can be excluded or copied from the medium, party A reserves rights to copy the information to other medium at its disposal and delete the secret information from the original medium.

2. Confidential Obligations when Party B Leaves Post

1) Both parties agree that party B should perform confidential obligation and not freely use secret information as in post when having left party A for whatever reason on technological secret and other business secret of party A or a third party that party A is committed to confidential obligations;

2) Party B should return all properties belonging to party A on leaving post or on request of party A, including all medium recording secret information of party A. when the medium recording party A's secret information is at party B's disposal, relevant regulations in (6) of 1 of Clause III should be implemented.

Clause IV Confidential Obligation of Party A

Party A should protect party B's personal information due to contractual relations, including party B's personal income, family and health.

Clause V Definition of Important Contract Terms

1. In Term

Term in this contract refers to time period agreed in the Labor Contract. The term also includes overwork time beyond normal working time, whether the overwork place is within that of party A or not.

2. Off Term

Off term in this contract means that any party in question wants to explicitly terminate employment. When party B refuses payment and stops performing duty, such behavior is taken as resignation and treated as off term; when party A and party B terminates or propose to terminate labor relations in accordance with Labor Law and Labor Contract Law, off term is deemed.

Clause VI Contract Breaching Liabilities

1. If party B doesn't perform confidential obligation stipulated in this agreement, it should bear contract-breaching liabilities. If party B breaches the agreement during performing duty, which is a severe action to breach party A's confidential system, party A reserves rights to terminate Labor Contract with Party B.

2. If the said agreement breaching behavior in the preceding clause has caused actual economic losses on party A, party B should bear it and pay indemnities.

3. The said indemnities are calculated in the following way:

1) Products sales reduction due to party B's breaching, reduction total multiplying profit of each product;

2) If the said calculation method can't calculate party A's losses, total interests of other party due to party B's breaching should be deemed as indemnities, calculation method: party B or other beneficiary party use the profit of product directly related to breaching to multiply sales total; or a reasonable amount not less than the business secret use-approval funds of party A as indemnities:

3) With regard to reasonable investigation expenses by party A on party B's breaching, party B should pay additional compensation.

4. If party A's business secret has been infringed due to party B's breaching, party A may choose to ask party B to bear agreement breaching liabilities in line with requirements in this contract, or requires party B to bear infringement liabilities in line

with relevant law and regulations.

Clause VII Other Items

1. Party B agrees and confirms: party A reserves rights to modify confidential agreement or reformulate it and party B is liable to observe modified or reformulated confidential agreement.

2. This agreement takes effect after signature by both parties and seal by party A. This agreement has two copies and each party keeps one, bearing the same 'egal effect.

3. With regard to unmentioned items in this agreement, both parties may agree and take it as the attachment of this agreement, bearing the same legal effect as this agreement. Modification on this contract should be done in written form.

4. With regard to other signed agreements prior to the signature of this agreement, if there is discrepancy with this agreement, this agreement prioritizes.

Party A (seal):

Legal representative:

Year__Month__Day

Party B (signature):

Year__Month__Day